UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2017

BLACK CACTUS GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Florida	333-188785	46-2500923
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8275 S. Eastern Avenue, Suite 200 Las Vegas, Nevada	89123
(Address of principal executive offices)	(Zip Code)

(702) 724-2643

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Lawrence P. Cummins.  On December 8, 2017, Lawrence P. Cummins was appointed CEO of Black Cactus Global, Inc. fka Envoy Group Corp. (the “Company”). Mr. Cummins is also a member of the Board of Directors.

Mr. Cummins is the CEO of Black Cactus Global Pty. Ltd., an Australian corporation (Black Cactus – Australia”), and managing member of Black Cactus Global, LLC, a Delaware limited liability company (“Black Cactus US”) which recently entered into a software licensing agreement with the Company.  Mr. Cummins has worked at Black Cactus – Australia for the past four years.  Prior to that, he was managing director of Charteris, Mackie, Baillie and Cummins (USA) from 1999-2015.  Mr. Cummins is still managing director of Charteris, Mackie in the United Kingdom.  Charteris Mackie is a global consulting firm specializing in Blockchain and Blockchain business strategy.

Mr. Cummins has a Bachelor of Arts in Economics from Northwestern University and a Bachelor of Arts in Mathematics from the University of Oxford, University College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK CACTUS GLOBAL, INC.

Date: December 8, 2017	By:	/s/ Harpreet Sangha
	Name:	Harpreet Sangha
	Title:	Chairman of the Board